Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No.9 to the Registration Statement (Form F-1 No. 333-260670) and related Prospectus of Maris-Tech Ltd. and to the incorporation by reference therein of our report dated May 15, 2026, with respect to the consolidated financial statements of Maris-Tech Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER

May 15, 2026	A Member of EY Global